As filed with the Securities and Exchange Commission on December 20, 2007.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE KROGER CO.
(Exact name of registrant as specified in its charter)

Ohio	31-0345740
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1014 Vine Street
Cincinnati, Ohio 45202
(513) 762-4000
(Address, including zip code, and telephone number,
including area code, or registrant’s principal executive offices)

Paul W. Heldman, Esq.
Executive Vice President, Secretary and General Counsel
The Kroger Co.
1014 Vine Street
Cincinnati, Ohio 45202
(513) 762-4000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a Registration Statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a Registration Statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Amount of
Title of Each Class of	Amount	Proposed Maximum	Aggregate	Registration
Securities to be Registered	to be Registered	Offering Price per Unit(1)	Offering Price(1)	Fee(2)
Debt Securities(3)(4)(9)
Preferred Stock(5)(8)(9)
Depositary Shares(6)(9)
Common Stock, $1 par value per share(7)(9)
Warrants(8)(9)
Total

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.

(2)	An unspecified number of the securities of each identified class is being registered. In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee, except for $55,200.00 that has already been paid with respect to $600,000,000.00 of aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-91388 and were not sold thereunder.

(3)	Includes guarantees (if any) of Debt Securities by Co-Registrants who are direct and indirect subsidiaries of the Registrant.

(4)	If any Debt Securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price set forth above.

(5)	An indeterminate number of shares of Preferred Stock.

(6)	An indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued under a Deposit Agreement. If we elect to offer fractional interests in shares of Preferred Stock, Depositary Receipts will be distributed for such fractional interests and the shares of Preferred Stock will be issued to the depositary under the Deposit Agreement.

(7)	Aan indeterminate number of shares of Common Stock.

(8)	An indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Stock or Common Stock.

(9)	An indeterminate number of shares of Debt Securities, Preferred Stock, Depositary Shares and Common Stock, to be issued upon conversion or redemption, or upon the exercise of Warrants, Debt Securities, Preferred Stock or Depositary Shares.

The following entities are direct or indirect subsidiaries of Registrant, and may guarantee one or more issues of Debt Securities, and are Co-Registrants under this Registration Statement:

	State of Incorporation/	IRS Employer
Name	Organization	Identification NO.

Dillon Companies, Inc.	Kansas	48-0196590
Henpil, Inc.	Texas	74-6044519
Inter-American Foods, Inc.	Ohio	74-1491846
J. V. Distributing, Inc.	Michigan	31-1107025
KRGP Inc.	Ohio	31-1569084
KRLP Inc.	Ohio	31-1579339
The Kroger Co. of Michigan	Michigan	38-0900860
Kroger Dedicated Logistics Co.	Ohio	31-1399126
Kroger Limited Partnership I	Ohio	31-1569568
Kroger Limited Partnership II	Ohio	31-1569087
Peyton’s-Southeastern, Inc.	Tennessee	61-0942129
Rocket Newco, Inc.	Texas	76-0542912
Topvalco, Inc.	Ohio	31-0574717
Vine Court Assurance Incorporated	Vermont	31-1192645
Dillon Real Estate Co., Inc.	Kansas	48-0680105
Junior Food Stores of West Florida, Inc.	Florida	59-0980071
Kwik Shop, Inc.	Kansas	48-6112339
Mini Mart, Inc.	Wyoming	83-0208334
Quik Stop Markets, Inc.	California	94-1610162
THGP Co., Inc.	Pennsylvania	23-2922125
THLP Co., Inc.	Pennsylvania	23-2922123
Turkey Hill, L.P.	Pennsylvania	23-2922126
Fred Meyer, Inc.	Delaware	91-1826443
Fred Meyer Stores, Inc.	Ohio	93-0798201
CB&S Advertising Agency, Inc.	Oregon	93-0587794
Distribution Trucking Company	Oregon	93-0786441
FM, Inc.	Utah	93-1197669
Fred Meyer Jewelers, Inc.	California	68-0202947
Smith’s Food & Drug Centers, Inc.	Ohio	87-0258768
Smith’s Beverage of Wyoming, Inc.	Wyoming	80-0126833
Hughes Markets, Inc.	California	95-1947206
Hughes Realty, Inc.	California	95-2253719
Second Story, Inc.	Washington	91-1753356
Food 4 Less Holdings, Inc.	Delaware	33-0642810
Ralphs Grocery Company	Ohio	95-4356030
Alpha Beta Company	California	95-1456805
Bay Area Warehouse Stores, Inc.	California	93-1087199
Bell Markets, Inc.	California	94-1569281
Cala Co.	Delaware	95-4200005
Cala Foods, Inc.	California	94-1342664
Crawford Stores, Inc.	California	95-0657410
Food 4 Less of California, Inc.	California	33-0293011
Food 4 Less of Southern California, Inc.	Delaware	33-0483203
Food 4 Less Merchandising, Inc.	California	33-0483193
Food 4 Less GM, Inc.	California	95-4390406
Koger Texas L.P.	Ohio	31-1678530
RJD Assurance, Inc.	Vermont	03-0364178
Queen City Assurance, Inc.	Vermont	03-0371799
F4L L.P.	Ohio	31-1809033
Kroger Group Cooperative, Inc.	Ohio	31-1809025
FMJ, Inc.	Delaware	03-0461248

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 20, 2007

PROSPECTUS

The Kroger Co.

Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

We may offer any of the following securities from time to time:

•	debt securities;

•	preferred stock;

•	depositary shares relating to preferred stock;

•	common stock; and

•	warrants to purchase debt securities, common stock or preferred stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2007

About This Prospectus

This prospectus is part of a Registration Statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement.

For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents we incorporate by reference contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase securities we may offer, you should review the full text of those documents. The registration statement and additional information can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

Risk Factors

You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. See “Where You Can Find More Information.”

Forward Looking Statements

Certain information included or incorporated by reference in this document may be deemed to be “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make other written and oral communications from time to time that contain such statements. Forward-looking statements include statements as to industry trends and our future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions by our management. These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate” or “continue,” and similar expressions or variations. These statements are based on the beliefs and assumptions of our management based on information currently available to our management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007, the risks described under the caption “Risk Factors” in any applicable prospectus supplement and any risk set forth in our other filings with the SEC that are incorporated by reference into this prospectus or any applicable prospectus supplement. You should carefully consider these factors before investing in our securities. Such forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Where You Can Find More Information

Kroger files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. You can find additional information on Kroger at http://www.kroger.com.

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

KROGER SEC FILINGS (FILE NO. 1-303)	PERIOD

Annual Report on Form 10-K	Year ended February 3, 2007
Quarterly Report on Form 10-Q	Quarter ended May 26, 2007, Quarter ended August 18, 2007, and Quarter ended November 10, 2007
Current Reports on Form 8-K	March 13, 2007; March 15, 2007; April 2, 2007; April 6, 2007; June 26, 2007; August 15, 2007; September 18, 2007; October 1, 2007; December 3, 2007; and December 11, 2007

You may request a copy of these filings, other than any exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus, at no cost, by writing or telephoning us at the following address:

The Kroger Co.
1014 Vine Street
Cincinnati, Ohio 45202-1100
(513) 762-4000

Attention: Paul Heldman

This prospectus is part of a Registration Statement we filed with the SEC. We have incorporated into this Registration Statement exhibits that include a form of proposed underwriting agreement and indenture. You should read the exhibits carefully for provisions that may be important to you.

You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Our Company

The Kroger Co. was founded in 1883 and incorporated in Ohio in 1902. As of February 3, 2007, we were one of the largest grocery retailers in the United States based on annual sales. We also manufacture and process food that our supermarkets sell. Our principal executive offices are located at 1014 Vine Street, Cincinnati, Ohio 45202-1100, and our telephone number is (513) 762-4000.

As of February 3, 2007, directly or through subsidiaries we operated approximately 2,468 supermarkets and multidepartment stores, 779 convenience stores, 631 supermarket fuel centers, and 412 fine jewelry stores. Ninety-two of the convenience stores are franchised to third parties. We also operate directly or through subsidiaries 42 manufacturing facilities that permit us to offer quality, low-cost private label products.

Consolidated Ratio of Earnings to Fixed Charges

The table below presents our consolidated ratio of earnings to fixed charges for the periods shown:

Fiscal Years Ended
February 3,	January 28,	January 29,	January 3,	February 1,
2007	2006	2005	2004	2003
(53 weeks)	(52 weeks)	(52 weeks)	(52 weeks)	(52 weeks)

3.0	2.7	1.3	1.7	2.9

“Earnings” includes:

•	earnings before tax expense; and

•	extraordinary loss, plus fixed charges,

and excludes capitalized interest.

“Fixed charges” includes:

•	interest, including capitalized interest, on all indebtedness;

•	amortization of deferred financing costs; and

•	that portion of rental expense that we believe is representative of interest.

Use of Proceeds

We will use the net proceeds from the sale of the securities to repay amounts under our credit facility or short-term borrowings and thereafter to use short-term borrowings or borrowings under our credit facility to repurchase, repay or redeem our outstanding indebtedness. We also expect to use borrowing proceeds for other general corporate purposes.

Plan of Distribution

We may sell the securities in any one or more of the following ways:

•	directly to investors;

•	to investors through agents or dealers;

•	through underwriting syndicates led by one or more managing underwriters; and

•	through one or more underwriters acting alone.

If we use underwriters in the sale, the obligations of the underwriters to purchase the securities will be subject to conditions. The underwriters will be obligated to purchase all the securities offered, if any are purchased. The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

We may use agents in the sale of securities. Unless indicated in the prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

If we use a dealer in the sale of the securities, we will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices it determines at the time of resale.

We also may sell the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

We may authorize underwriters, dealers or agents to solicit offers to purchase the securities under a delayed delivery contract providing for payment and delivery at a future date.

We will identify any underwriters or agents and describe their compensation, including any discounts or commissions, in a prospectus supplement. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933. Any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions.

We may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers or agents may engage in transactions with, or perform services for, us in the ordinary course of their business.

Description of Debt Securities

This prospectus describes the terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to the particular series of debt securities.

The debt securities will be issued under an indenture between Kroger and a trustee to be selected by us. The indenture allows us to have different trustees for each debt security offering.

We have summarized the material terms of the indenture below. The indenture is included as an exhibit to the Registration Statement for these securities that we have filed with the SEC. You should read the indenture for the provisions that are important to you.

Principal Terms of the Debt Securities

The debt securities will rank equally in right of payment with all of our existing and future unsecured senior debt. The debt securities will rank senior to any future subordinated indebtedness.

A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that series of debt securities. These terms will include some or all of the following:

•	their type and title;

•	their total principal amount and currency or currency unit;

•	the denominations in which they are authorized to be issued;

•	the percentage of their principal amount at which they will be issued;

•	the date on which they will mature;

•	if they bear interest, the interest rate or the method by which the interest rate will be determined;

•	the times at which any interest will be payable or the manner of determining the interest payment dates;

•	any optional or mandatory redemption periods and the redemption or purchase price;

•	any guarantees by our direct and indirect subsidiaries;

•	any sinking fund requirements;

•	any special United States federal income tax considerations;

•	whether they are to be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global securities;

•	any information with respect to book-entry procedures;

•	the manner in which the amount of any payments of principal and interest determined by reference to an index are determined; and

•	any other specific terms not inconsistent with the indenture.

Denominations, Registration, Transfer and Payment

We will issue the debt securities in registered form without coupons or in the form of one or more global securities, as described below under “Global securities.” We will issue registered securities denominated in U.S. dollars only in denominations of $2,000 and integral multiples of $1,000. We will issue global securities in a denomination equal to the total principal amount of outstanding debt securities of the series represented by the global security. We will describe the denomination of debt securities denominated in a foreign or composite currency in a prospectus supplement.

You may present registered securities for registration of transfer at the office of the registrar or at the office of any transfer agent designated by us.

We will pay principal and any premium and interest on registered securities at the office of the paying agent. We may choose to make any interest payment (1) by check mailed to the holder’s address appearing in the register or (2) by wire transfer to an account maintained by the holder as specified in the register. We will make interest payments to the person in whose name the debt security is registered at the close of business on the day or days specified by us.

The trustee’s principal office in the City of New York, Chicago, Cincinnati, or other location, will be designated as the sole paying agent for payments on registered securities.

Global Securities

We will deposit global securities with the depositary identified in the prospectus supplement. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security.

After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons that have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person that holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of Kroger, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

Events of Default

When we use the term “Event of Default” in the indenture, here are examples of what we mean:

•	we fail to pay the principal or any premium on any debt security when due;

•	we fail to deposit any sinking fund payment when due;

•	we fail to pay interest when due on any security for 30 days;

•	we fail to comply with any other covenant in the debt securities and this failure continues for 60 days after we receive written notice of it;

•	we default in any of our other indebtedness in excess of $50,000,000, and that results in an acceleration of maturity; or

•	we take specified actions relating to our bankruptcy, insolvency or reorganization.

The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. You should refer to the prospectus supplement for the Events of Default relating to a particular series of debt securities. A default under one series of debt securities will not necessarily be a default under another series.

If an Event of Default for debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the debt securities of that series outstanding may require us to immediately repay all of the principal and interest due on the debt securities of that series. The holders of a majority in principal amount of all of the debt securities of that series may rescind this accelerated payment requirement, if the rescission would not conflict with any judgment or decree by a court and if all existing Events of Default have been cured or waived.

If an Event of Default occurs and is continuing, the trustee may pursue any remedy available to it to collect payment or to enforce the performance of any provision of the debt securities or the indenture.

The holders of a majority in principal amount of the debt securities may generally waive an existing default and its consequences.

Modification of the Indenture

The indenture may be amended without the consent of any holder of debt securities:

•	to cure any ambiguity, defect or inconsistency;

•	to permit a successor to assume our obligations under the indenture;

•	to add additional covenants for the benefit of holders;

•	to add additional Events of Default;

•	to add or change provisions necessary to facilitate the issuance of securities; or

•	to entitle the securities to the benefit of security.

The indenture may be amended with the written consent of the holders of at least 50% in principal amount of the debt securities of the series affected by the amendment. Holders of at least 50% in principal amount of the debt securities may waive our compliance with any provision of the indenture or the debt securities by giving notice to the trustee.

However, no amendment or waiver that

•	changes the maturity of principal or any installment of principal or interest;

•	reduces the amount of principal or interest or premium payable on redemption;

•	reduces the amount of debt securities whose holders must consent to an amendment or waiver;

•	modifies provisions related to rights of holders to redeem securities at their option; or

•	changes other rights of holders as specifically identified in the indenture will be effective against any holder without the holder’s consent.

Other Debt Securities

In addition to the debt securities described above, we may issue subordinated debt securities that rank junior to our senior debt securities. These debt securities will be described in a prospectus supplement and will be issued pursuant to an indenture entered into between Kroger and a trustee that we select. The indenture will be filed with the SEC and qualified under the Trust Indenture Act.

Other Limitations

The prospectus supplement may contain provisions that limit our ability to consolidate or merge with other companies. It also may contain provisions that limit our right to incur liens and to engage in sale and leaseback transactions.

Description of Capital Stock

Our Amended Articles of Incorporation authorize us to issue 1,000,000,000 shares of common stock, $1 par value per share, and 5,000,000 shares of cumulative preferred stock, $100 par value per share. As of November 10, 2007, there were outstanding 676,103,688 shares of common stock, and no shares of cumulative preferred stock.

Common Stock

All outstanding common stock is, and any stock issued under this prospectus will be, fully paid and nonassessable. Subject to rights of preferred stockholders if any preferred stock is issued and outstanding, holders of common stock

•	are entitled to any dividends validly declared;

•	will share ratably in our net assets in the event of a liquidation; and

•	are entitled to one vote per share.

The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

The Bank of New York is the transfer agent and registrar for our common stock.

Preferred Stock

This prospectus describes the terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock. It is also subject to our Amended Articles of Incorporation.

We have summarized the material portions of the certificate of designations below. The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.

Our Amended Articles of Incorporation authorize us to issue 5,000,000 shares of preferred stock, par value $100 per share. Our Board is authorized to designate any series of preferred stock and the powers, preferences and rights of the preferred stock without further shareholder action. As of November 10, 2007, we had no shares of preferred stock outstanding.

Our Board is authorized to determine or fix the following terms for each series of preferred stock, which will be described in a prospectus supplement:

•	the designation and number of shares;

•	the dividend rate;

•	the payment date for dividends and the date from which dividends are cumulative;

•	our redemption rights and the redemption prices;

•	amounts payable to holders on our liquidation, dissolution or winding up;

•	the amount of the sinking fund, if any;

•	whether the shares will be convertible or exchangeable, and if so the prices and terms; and

•	whether future shares of the series or any future series or other class of stock is subject to any restrictions, and if so the nature of the restrictions.

When we issue shares of preferred stock, they will be fully paid and nonassessable.

Dividends

The holders of preferred stock will be entitled to receive cash dividends if declared by our Board of Directors out of funds we can legally use for payment. The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record as they appear on the record dates fixed by our Board.

Our Board will not declare and pay a dividend on any series of preferred stock unless full dividends for all series of preferred stock ranking equal as to dividends have been declared or paid and sufficient funds are set aside for payment. If dividends are not paid in full, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock ranking equal to any other series as to dividends. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

Unless all dividends on the preferred stock have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common stock or on any class of security ranking junior to the series of preferred stock, except for dividends or distributions paid for with securities ranking junior to the preferred stock. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to the series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock junior to the series of preferred stock.

Convertibility

We will not convert or exchange any series of preferred stock for other securities or property, unless otherwise indicated in the prospectus supplement.

Redemption and sinking fund

We will not redeem or pay into a sinking fund any series of preferred stock, unless otherwise indicated in the prospectus supplement.

Liquidation rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of any series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement and all accrued and unpaid dividends. We will pay these amounts to the holders of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with that series of preferred stock as to distributions upon liquidation. These payments will be made out of our assets available for distribution to shareholders before any distribution is made to holders of common stock or any class of stock ranking junior to the series of preferred stock as to dividends and liquidation preferences.

In the event there are insufficient assets to pay the liquidation preferences for all equally-ranked classes of preferred stock in full, we will allocate the remaining assets equally among all series of equally-ranked preferred stock based upon the aggregate liquidation preference for all outstanding shares for each series. This distribution means that the distribution we pay to the holders of all shares ranking equal as to distributions if we dissolve, liquidate or wind up our business will bear the same relationship to each other that the full distributable amounts for which the holders are respectively entitled if we dissolve, liquidate or wind up our business bear to each other. After we pay the full amount of the liquidation preference to which they are entitled, the holders of shares of a series of preferred stock will not be entitled to participate in any further distribution of our assets.

Voting rights

Holders of preferred stock will be entitled to one vote per share, unless otherwise indicated in the prospectus supplement or otherwise required by law.

Transfer agent and registrar

The prospectus supplement for each series of preferred stock will name the transfer agent and registrar.

Description of Depositary Shares

This prospectus describes the terms and provisions of our depositary shares. When we offer to sell depositary shares, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement also will indicate whether the terms and provisions described in this prospectus apply to the depositary shares being offered.

We have summarized the material portions of the deposit agreement below. The deposit agreement will be filed with the SEC in connection with an offering of depositary shares.

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for a depositary to issue to the public receipts for depositary shares, each of which will represent ownership of and entitlement to all rights and preferences of a fractional interest in a share of preferred stock of a specified series. These rights include dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in a prospectus supplement, under a deposit agreement among us, the depositary and the holders of the depositary receipts.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to file proof of residence and pay charges.

Dividends

The depositary will distribute all cash dividends or other cash distributions received to the record holders of depositary receipts in proportion to the number of depositary shares owned by them on the relevant record date. The record date will be the same date as the record date we fix for the applicable series of preferred stock.

If we make a non-cash distribution, the depositary will distribute property to the holders of depositary receipts, unless the depositary determines, after consultation with us, that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, adopt any other method for the distribution as it deems appropriate, including the sale of the property and distribution of the net proceeds from the sale.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of each depositary share will receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock.

Redemption

If we redeem the series of preferred stock underlying the depositary shares, we will redeem the depositary shares from the redemption proceeds of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares representing the preferred stock being redeemed. The depositary will mail the notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary receipts.

Voting

The depositary will promptly mail information contained in any notice of meeting it receives from us to the record holders of the depositary receipts. Each record holder of depositary receipts will be entitled to instruct the depositary as to its exercise of its voting rights pertaining to the number of shares of preferred stock represented by its depositary shares. The depositary will try, if practical, to vote the preferred stock underlying the depositary shares according to the instructions received. We will agree to try to take all action that the depositary finds necessary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any of the preferred stock for which it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

If holders surrender depositary receipts at the principal office of the depositary and pay any unpaid amount due to the depositary, the owner of the depositary shares is entitled to receive the number of whole shares of preferred stock and all money and other property represented by the depositary shares. Partial shares of preferred stock will not be issued. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Holders of preferred stock received in exchange for depositary shares will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary receipts.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders, other than any change in fees, of depositary shares will not be effective unless approved by the holders of at least a majority of the depositary shares then outstanding. An amendment may not impair the right of any owner of any depositary shares to surrender its depositary receipt with instructions to the depositary in exchange for preferred stock, money and property, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution to the holders of the preferred stock in connection with the liquidation, dissolution or winding up of our business, and the distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges attributable solely to the depositary arrangements. We will pay the depositary’s charges for the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all exchanges for preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges stated in the deposit agreement to be for their accounts. In some circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and may sell the depositary shares if those charges are not paid.

Obligations of Depositary

The depositary will forward to the holders of depositary receipts all reports and communications from us that are delivered to it and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at its principal office, and at other places it deems advisable, any reports and communications received from us.

We will not assume, and the depositary will not assume, any obligation or any liability under the deposit agreement to holders of depositary receipts other than for gross negligence or willful misconduct. We will not be liable, and the depositary will not be liable, if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of our and their duties. We and the depositary will not be obligated to prosecute or defend any legal proceeding related to any depositary shares or preferred stock unless we receive satisfactory indemnity. We and the depositary may rely on written advice of our counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give this information. We also may rely on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. At any time we may remove the depositary. The resignation or removal will take effect after a successor depositary is appointed and has accepted the appointment. We must appoint a successor within 60 days after delivery of the notice for resignation or removal and the successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

Federal Income Tax Consequences

Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

•	no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, when exchanged, be the same as the aggregate tax basis of the depositary shares being exchanged; and

•	the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which that person owned the depositary shares.

Description of Warrants

This prospectus describes the terms and provisions of the warrants. When we offer to sell warrants, we will describe the specific terms of the warrants and warrant agreement in a supplement to this prospectus. The prospectus supplement also will indicate whether the terms and provisions described in this prospectus apply to the warrants being offered.

We have summarized the material portions of the warrant agreement below. The warrant agreement will be filed with the SEC in connection with an offering of warrants. You should read the warrant agreement for the provisions that are important to you.

We may issue warrants for the purchase of our debt securities, preferred stock or common stock. Warrants may be issued alone or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of the debt warrants, including the following:

•	their title;

•	their offering price;

•	their aggregate number;

•	the designation and terms of the debt securities that can be purchased when they are exercised;

•	the designation and terms of the debt securities that are issued with the warrants and the number of warrants issued with each debt security;

•	the date when they and any debt securities issued will be separately transferable;

•	the principal amount of debt securities that can be purchased when they are exercised and the purchase price;

•	the date on which the right to exercise warrants begins and the date on which the right expires;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	whether they and the debt securities that may be issued when they are exercised will be issued in registered or bearer form;

•	information about book-entry procedures;

•	the currency or currency units in which the offering price and the exercise price are payable;

•	a discussion of material United States federal income tax considerations;

•	the antidilution provisions; and

•	the redemption or call provisions.

Stock Warrants

The prospectus supplement relating to any particular issue of warrants to issue common stock or preferred stock will describe the terms of the stock warrants, including the following:

•	their title;

•	their offering price;

•	their aggregate number;

•	the designation and terms of the common stock or preferred stock that can be purchased when they are exercised;

•	the designation and terms of the common stock or preferred stock that is issued and the number of warrants issued with shares of each common stock or preferred stock;

•	the date when they and any common stock or preferred stock issued will be separately transferable;

•	the number of shares of common stock or preferred stock that can be purchased when they are exercised and the purchase price;

•	the date on which the right to exercise them begins and the date on which the right expires;

•	the minimum or maximum amount that may be exercised at any one time;

•	the currency or currency units in which the offering price and the exercise price are payable;

•	a discussion of material United States federal income tax considerations;

•	the antidilution provisions; and

•	the redemption or call provisions.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended February 3, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Legal Matters

The validity of the securities we are offering in this prospectus will be passed upon for us by Paul Heldman, Esq., Executive Vice President, Secretary and General Counsel of Kroger, and for any underwriters or agents by counsel named in the applicable prospectus supplement. As of November 30, 2007, Mr. Heldman owned approximately 233,329 shares of Kroger common stock, and had options to acquire an additional 485,000 shares.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are estimated as follows:

Registration Fee for Registration Statement	$(1)
Accounting Fees and Expenses	(2)
Blue Sky Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing and Engraving Fees	(2)
Miscellaneous	(2)

TOTAL	$(2)

(1)	In accordance with Rule 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $55,200 that has already been paid with respect to $600,000,000 of securities remaining under Registration Statement No. 333-91388 and carried forward under Rule 429.

(2)	The amount of these expenses is not presently known.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Registrant’s Regulations (bylaws) each present or former director, officer or employee of the Registrant and each person who is serving or shall have served at the request of the Registrant as a director, officer, or employee of another corporation (and his heirs, executors and administrators) will be indemnified by the Registrant against expenses actually and necessarily incurred by him, and also against expenses, judgments, decrees, fines, penalties, or amounts paid in settlement, in connection with the defense of any pending or threatened action, suit, or proceeding, criminal or civil, to which he is or may be made a party by reason of being or having been such director, officer, or employee, provided (1) he is adjudicated or determined not to have been negligent or guilty of misconduct in the performance of his duty to the Registrant or such other corporation, (2) he is determined to have acted in good faith in what he reasonably believed to be the best interest of the Registrant or of such other corporation, and (3) in any matter the subject of a criminal action, suit, or proceeding, he is determined to have had no reasonable cause to believe that his conduct was unlawful. See also Ohio Revised Code, Section 1701.13.

The Registrant also maintains directors’ and officers’ reimbursement and liability insurance pursuant to policies with aggregate limits of $175 million.

ITEM 16.	EXHIBITS

1	.1 --	Form of Underwriting Agreement. Incorporated by reference to Exhibit 1.1 to The Kroger Co.’s Current Report on Form 8-K dated October 1, 2007.
3	.1 --	Amended Articles of Incorporation of The Kroger Co. are incorporated by reference to Exhibit 3.1 of The Kroger Co.’s Quarterly Report on Form 10-Q for the quarter ended May 20, 2006, filed with the SEC on June 29, 2006.
3	.2 --	The Kroger Co.’s Regulations are incorporated by reference to Exhibit 3.2 of The Kroger Co.’s Quarterly Report on Form 10-Q for the quarter ended May 26, 2007, filed with the SEC on July 3, 2007.
*4	.1 --	Form of Senior Indenture (including form of securities).Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-74389).
*4	.2 --	Certificate of Designation of series of preferred shares.
*4	.3 --	Form of Deposit Agreement for depositary shares.
*4	.4 --	Form of Warrant Agreement, including form of warrant certificate.
5	.1 --	Opinion of Paul Heldman, Esq., including his consent.
12	.1 --	Computation of Ratio of Earnings to Fixed Charges.
23	.1 --	Consent of PricewaterhouseCoopers LLP.
23	.2 --	Consent of Paul Heldman, Esq., included in Exhibit 5.1.
24	.1 --	Powers of Attorney.
25	.1 --	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939. Incorporated by reference to Exhibit 25.1 to the Registrant’s Current Report on Form 8-K dated April 30, 1999.

*	To be filed as an Exhibit to a document to be incorporated by reference for the specific offering of securities, if any, to which it relates.

ITEM 17.	UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the Securities registered hereby, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement ((notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement)); (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 15 of Part II or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d) The Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on December 20, 2007.

THE KROGER CO.

BY	/s/ Bruce M. Gack
Bruce M. Gack
Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

REGISTRANT

SIGNATURE	TITLE

* /s/ REUBEN V. ANDERSON Reuben V. Anderson	Director

* /s/ ROBERT D. BEYER Robert D. Beyer	Director

* /s/ JOHN L. CLENDENIN John L. Clendenin	Director

* /s/ DAVID B. DILLON David B. Dillon	Chairman of the Board of Directors, Chief Executive Officer, and Director — Principal Executive Officer

* /s/ SUSAN J. KROPF Susan J. Kropf	Director

* /s/ JOHN T. LAMACCHIA John T. LaMacchia	Director

* /s/ DAVID B. LEWIS David B. Lewis	Director

* /s/ DON W. MCGEORGE Don W. McGeorge	Director, President and Chief Operating Officer

* /s/ RODNEY W. MCMULLEN Rodney W. McMullen	Vice Chairman and Director

SIGNATURE	TITLE

* /s/ JORGE P. MONTOYA Jorge P. Montoya	Director

* /s/ CLYDE R. MOORE Clyde R. Moore	Director

* /s/ KATHERINE D. ORTEGA Katherine D. Ortega	Director

* /s/ SUSAN M. PHILLIPS Susan M. Phillips	Director

* /s/ STEVEN R. ROGEL Steven R. Rogel	Director

* /s/ JAMES A. RUNDE James A. Runde	Director

* /s/ RONALD L. SARGENT Ronald L. Sargent	Director

* /s/ J. MICHAEL SCHLOTMAN J. Michael Schlotman	Senior Vice President and Chief Financial Officer — Principal Financial Officer

* /s/ BOBBY S. SHACKOULS Bobby S. Shackouls	Director

* /s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Vice President and Corporate Controller — Principal Accounting Officer

*By	/s/ BRUCE M. GACK
Bruce M. Gack
As Attorney-in-fact

December 20, 2007

CO-REGISTRANT OFFICERS AND DIRECTORS

SIGNATURE	TITLE	DATE

All as of December 20, 2007

Dillon Companies, Inc.

/s/ DAVID B. DILLON David B. Dillon	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ PAUL W. HELDMAN Paul W. Heldman	Director, Vice President and Secretary

/s/ J. MICHAEL SCHLOTMAN J. Michael Schlotman	Director

Henpil, Inc.

/s/ LEE BREWER Lee Brewer	Director and President (Principal Executive Officer)

/s/ KIM STORCH Kim Storch	Director, Vice President, Secretary and Treasurer (Principal Financial and Accounting Officer)

/s/ JACK CANNON Jack Cannon	Director and Vice President

SIGNATURE	TITLE	DATE

Inter-American Foods, Inc.

/s/ PAUL W. HELDMAN Paul W. Heldman	Director and President (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director, Vice President and Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director and Assistant Treasurer

J. V. Distributing, Inc.

/s/ W. RODNEY MCMULLEN W. Rodney McMullen	President (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Treasurer (Principal Financial and Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director and Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director and Assistant Treasurer

SIGNATURE	TITLE	DATE

KRGP Inc. KRLP Inc. Kroger Limited Partnership I By KRGP Inc., the General Partner Kroger Limited Partnership II By KRGP Inc., the General Partner Kroger Texas L.P. By KRGP Inc., the General Partner

/s/ DAVID B. DILLON David B. Dillon	Director and President (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director, Vice President and Assistant Secretary

/s/ PAUL W. HELDMAN Paul W. Heldman	Director, Vice President and Secretary

/s/ J. MICHAEL SCHLOTMAN J. Michael Schlotman	Director

The Kroger Co. of Michigan

/s/ RICK GOING Rick Going	Director and President (Principal Executive Officer)

/s/ THOM ADLER Thom Adler	Treasurer (Principal Financial and Accounting Officer)

/s/ PAUL W. HELDMAN Paul W. Heldman	Director, Vice President and Secretary

/s/ RUSSEL KITTLESON Russel Kittleson	Director and Assistant Secretary

SIGNATURE	TITLE	DATE

Kroger Dedicated Logistics Co.

/s/ PAUL W. HELDMAN Paul W. Heldman	Director and President (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director and Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director and Assistant Treasurer

Kroger Group Cooperative, Inc.

/s/ DAVID B. DILLON David B. Dillon	President and Chief Operating Officer (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director, Vice President and Assistant Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director, Vice President and Assistant Treasurer

SIGNATURE	TITLE	DATE

Peyton’s-Southeastern, Inc.

/s/ J. ROBERT RICE J. Robert Rice	Director and President (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director, Vice President and Assistant Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

Queen City Assurance, Inc.

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director and President (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Treasurer (Principal Financial Officer)

/s/ THOMAS A. SMITH Thomas A. Smith	Director, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ L. THOMAS AYDT II L. Thomas Aydt II	Director and Senior Vice President

/s/ BRUCE M. GACK Bruce M. Gack	Director, Senior Vice President and Secretary

/s/ ALAN D. PORT Alan D. Port	Director and Assistant Secretary

SIGNATURE	TITLE	DATE

Rocket Newco, Inc.

/s/ LEE BREWER Lee Brewer	Director and President (Principal Executive Officer)

/s/ KIM STORCH Kim Storch	Director, Vice President, Secretary and Treasurer (Principal Financial and Accounting Officer)

/s/ JACK CANNON Jack Cannon	Director and Vice President

Topvalco, Inc.

/s/ JAMES E. HODGE James E. Hodge	President (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director, Vice President and Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director and Assistant Treasurer

SIGNATURE	TITLE	DATE

Vine Court Assurance Incorporated RJD Assurance, Inc.

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director and President (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Treasurer (Principal Financial Officer)

/s/ THOMAS A. SMITH Thomas A. Smith	Director, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ L. THOMAS AYDT II L. Thomas Aydt II	Director and Vice President

/s/ BRUCE M. GACK Bruce M. Gack	Director, Senior Vice President and Secretary

/s/ ALAN D. PORT Alan D. Port	Director

Dillon Real Estate Co., Inc.

/s/ JAMES E. HODGE James E. Hodge	President (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director, Vice President and Assistant Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director

SIGNATURE	TITLE	DATE

Junior Food Stores of West Florida, Inc.

/s/ MARK W. SALISBURY Mark W. Salisbury	President (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director and Assistant Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director

Kwik Shop, Inc.

/s/ MICHAEL HOFFMAN Michael Hoffman	President (Principal Executive Officer)

/s/ MIKE GERWERT Mike Gerwert	Vice President, Finance (Principal Financial Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director and Assistant Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director

SIGNATURE	TITLE	DATE

Mini Mart, Inc.

/s/ ARTHUR STAWSKI Arthur Stawski	President (Principal Executive Officer)

/s/ JAMES M. SHINER James M. Shiner	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director and Assistant Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director

Quik Stop Markets, Inc.

/s/ RON STEWART Ron Stewart	President (Principal Executive Officer)

/s/ JIM BRADSHAW Jim Bradshaw	Vice President, Finance (Principal Financial Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director, Vice President and Assistant Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director

SIGNATURE	TITLE	DATE

THGP Co., Inc. THLP Co., Inc. Turkey Hill, L.P. By THGP Co., Inc., its General Partner

/s/ DAVID B. DILLON David B. Dillon	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director, Vice President and Assistant Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director

Fred Meyer, Inc. Fred Meyer Stores, Inc.

/s/ MICHAEL L. ELLIS Michael L. Ellis	President (Principal Executive Officer)

/s/ DAVID DEATHERAGE David Deatherage	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Accounting Officer)

SIGNATURE	TITLE	DATE

/s/ DAVID B. DILLON David B. Dillon	Director

/s/ PAUL W. HELDMAN Paul W. Heldman	Director, Vice President and Secretary

/s/ J. MICHAEL SCHLOTMAN J. Michael Schlotman	Director

CB&S Advertising Agency, Inc. Distribution Trucking Company FM, Inc.

/s/ MICHAEL L. ELLIS Michael L. Ellis	President (Principal Executive Officer)

/s/ DAVID DEATHERAGE David Deatherage	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director and Assistant Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director and Assistant Treasurer

Smith’s Beverage of Wyoming, Inc.

/s/ JAMES W. HALLSEY James W. Hallsey	President (Principal Executive Officer)

SIGNATURE	TITLE	DATE

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director and Assistant Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director and Assistant Treasurer

Hughes Markets, Inc. Hughes Realty, Inc.

/s/ MICHAEL J. DONNELLY Michael J. Donnelly	President (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director and Assistant Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director and Assistant Treasurer

Fred Meyer Jewelers, Inc. FMJ, Inc.

/s/ PETER M. ENGEL Peter M. Engel	President (Principal Executive Officer)

SIGNATURE	TITLE	DATE

/s/ DAVID DEATHERAGE David Deatherage	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director and Assistant Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director and Assistant Treasurer

Smith’s Food & Drug Centers, Inc.

/s/ JAMES W. HALLSEY James W. Hallsey	President (Principal Executive Officer)

/s/ GARY E. BOYD Gary E. Boyd	Vice President and Controller (Principal Financial Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Accounting Officer)

/s/ DAVID B. DILLON David B. Dillon	Director

/s/ PAUL W. HELDMAN Paul W. Heldman	Director, Vice President and Secretary

/s/ J. MICHAEL SCHLOTMAN J. Michael Schlotman	Director

SIGNATURE	TITLE	DATE

Second Story, Inc.

/s/ DONNA GIORDANO Donna Giordano	President (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director and Assistant Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director and Assistant Treasurer

Food 4 Less Holdings, Inc.

/s/ MICHAEL J. DONNELLY Michael J. Donnelly	President (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ DAVID B. DILLON David B. Dillon	Director

/s/ PAUL W. HELDMAN Paul W. Heldman	Director, Vice President and Secretary

/s/ J. MICHAEL SCHLOTMAN J. Michael Schlotman	Director

SIGNATURE	TITLE	DATE

Cala Co.
Bay Area Warehouse Stores, Inc.
Bell Markets, Inc.
Cala Foods, Inc.
Crawford Stores, Inc.
Food 4 Less of Southern California, Inc.
Alpha Beta Company
Food 4 Less GM, Inc.
Food 4 Less of California, Inc.
Food 4 Less Merchandising, Inc.
F4L L.P.
  By: Bay Area Warehouse Stores, Inc.,
Its General Partner

/s/ MICHAEL J. DONNELLY Michael J. Donnelly	President (Principal Executive Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ BRUCE M. GACK Bruce M. Gack	Director and Assistant Secretary

/s/ DOROTHY D. ROBERTS Dorothy D. Roberts	Director and Assistant Secretary

/s/ MARY ELIZABETH VAN OFLEN Mary Elizabeth Van Oflen	Director and Assistant Treasurer

SIGNATURE	TITLE	DATE

Ralphs Grocery Company

/s/ MICHAEL J. DONNELLY Michael J. Donnelly	President (Principal Executive Officer)

/s/ PAUL D. LAMMERT Paul D. Lammert	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ SCOTT M. HENDERSON Scott M. Henderson	Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ DAVID B. DILLON David B. Dillon	Director

/s/ PAUL W. HELDMAN Paul W. Heldman	Director, Vice President and Secretary

/s/ J. MICHAEL SCHLOTMAN J. Michael Schlotman	Director

EXHIBIT INDEX

EXHIBIT
NUMBER			DOCUMENT DESCRIPTION

1.1		—	Form of Underwriting Agreement. Incorporated by reference to Exhibit 1.1 to The Kroger Co.’s Current Report on Form 8-K dated October 1, 2007.
3.1		—	Amended Articles of Incorporation of The Kroger Co. are incorporated by reference to Exhibit 3.1 of The Kroger Co.’s Quarterly Report on Form 10-Q for the quarter ended May 20, 2006, filed with the SEC on June 29, 2006.
3.2		—	The Kroger Co.’s Regulations are incorporated by reference to Exhibit 3.2 of The Kroger Co.’s Quarterly Report on Form 10-Q for the quarter ended May 26, 2007, filed with the SEC on July 3, 2007.
4.1		—	Form of Senior Indenture (including form of securities).Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-74389).
*4	.2	—	Certificate of Designation of series of preferred shares.
*4	.3	—	Form of Deposit Agreement for depositary shares.
*4	.4	—	Form of Warrant Agreement, including form of warrant certificate.
5.1		—	Opinion of Paul Heldman, Esq., including his consent.
12.1		—	Computation of Ratio of Earnings to Fixed Charges.
23.1		—	Consent of Pricewaterhouse Coopers LLP.
23.2		—	Consent of Paul Heldman, Esq., included in Exhibit 5.1.
24.1		—	Powers of Attorney.
25.1		—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939. Incorporated by reference to Exhibit 25.1 to the Registrant’s Current Report on Form 8-K dated April 30, 1999.

*	To be filed as an Exhibit to a document to be incorporated by reference for the specific offering of securities, if any, to which it relates.